FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-03

WFRBS COMMERCIAL MORTGAGE TRUST 2012-C8 - PUBLIC NEW ISSUE
$1,045.08MM FIXED-RATE CMBS OFFERING

CO-LEAD MANAGERS & JT BOOKRUNNERS: WELLS FARGO SECURITIES and RBS
CO-MANAGER: CITIGROUP

OFFERED CERTIFICATES - PUBLIC
CLASS	F/KBRA/MDY	SIZE($MM)	WAL	C/E	Launch
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	97.008	2.92	30.000%	35
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	187.668	4.92	30.000%	65
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	414.057	9.87	30.000%	120
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	96.932	7.22	30.000%	105
A-S	AAA(sf)/AAA(sf)/Aaa(sf)	113.833	9.94	21.250%	185
B	AA(sf)/AA(sf)/Aa2(sf)	66.674	9.94	16.125%	250
C	A(sf)/A(sf)/A2(sf)	43.907	9.94	12.750%	360

NON-OFFERED CERTIFICATES - PRIVATE (144A)
CLASS	F/KBRA/MDY	SIZE($MM)	WAL	C/E
A-FL	AAA(sf)/AAA(sf)/Aaa(sf)	115.000	9.45	30.000%
D	BBB+(sf)/BBB+(sf)/Baa1(sf)	***	NOT AVAILABLE	***
E	BBB-(sf)/BBB-(sf)/Baa3(sf)	***	NOT AVAILABLE	***

COLLATERAL SUMMARY

CUT-OFF DATE BALANCE:	$1,300,950,580
NUMBER OF LOANS:	80
NUMBER OF PROPERTIES:	122
WA CUT-OFF LTV:	63.4%
WA BALLOON LTV:	54.1%
WA U/W DSCR:	1.64x
WA U/W NOI DEBT YIELD:	11.1%
WA MORTGAGE RATE:	4.920%
TOP TEN LOANS %:	53.8%
WA TERM TO MATURITY (MOS):	108
WA AMORTIZATION TERM (MOS):	339
WA SEASONING (MOS):	3

LOAN SELLERS:	WFB (48.6%), RBS (39.5%), LIG I (5.1%), C-III (5.1%), Basis (1.7%)
TOP 5 PROPERTY TYPES:	RT(37.2%),OF(29.6%),IN(13.7%),HO(8.7%),MF(4.0%)
TOP 5 STATES:	CA(18.6%),NY(12.1%),WA(10.3%),TX(8.7%),GA(7.3%)
MASTER SERVICER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
SPECIAL SERVICER:	RIALTO CAPITAL ADVISORS, LLC
SUBORDINATE CLASS REP:	RIALTO REAL ESTATE FUND, LP

TIMING
ANTICIPATED PRICING:	MIDDAY
ANTICIPATED SETTLEMENT:	AUGUST 7, 2012
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